Exhibit 10.6

PERFORMANCE-BASED EMPLOYEE FORM

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

ALEANNA, INC. 2025 LONG-TERM INCENTIVE PLAN

1. Award of Awarded Units. Pursuant to the AleAnna, Inc. 2025 Long-Term Incentive Plan (the “Plan”) of AleAnna, Inc., a Delaware corporation (the “Company”) and its Subsidiaries,

(the “Participant”)

as an employee of the Company, has been granted an Award under the Plan for ________________ (_____________)1 Awarded Units (the “Awarded Units”), which may be converted into the number of whole shares of Common Stock (as determined under Section 4 below) equal to the number of vested Awarded Units (determined in accordance with Section 3 below) or cash (determined in accordance with Section 5 below), subject to the terms and conditions of the Plan and this Performance Restricted Stock Unit Agreement (this “Agreement”). The Date of Grant of this Award is _____________, 20__. The target number of shares of Common Stock that could be issued with respect to the Awarded Units if the target performance level is achieved, as set forth in Exhibit A hereto, is ______________ (___________) (the “Target Units”). Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting; Forfeiture. Awarded Units which have become vested pursuant to the terms of this Section 3 are collectively referred to herein as “Vested Units.” All other Awarded Units are collectively referred to herein as “Unvested Units.” The Participant shall be eligible to receive shares of Common Stock and/or cash with respect to the Vested Units in accordance with Section 4 below.

a. Except as otherwise provided in this Section 3, the Awarded Units will vest on the date the Committee determines whether the vesting conditions set forth on Exhibit A hereto have been achieved (which date shall be after the end of the Performance Period (as defined in Exhibit A) and no later than March 15, 20__)2.

b. Except as otherwise provided by Section 3.c. and Section 3.d. hereof, immediately upon the Participant’s Termination of Service for any reason whatsoever, the Participant shall be deemed to have forfeited all of the Participant’s Unvested Units.

c. Notwithstanding the foregoing, if the Participant’s employment with the Company or any of its Subsidiaries terminates by reason of the Participant’s death or Total and Permanent Disability or the Participant incurs a Termination of Service by the Company without Cause (as defined below), all Unvested Units shall immediately become Vested Units upon such termination (with Awarded Units vesting at the target (100%) performance level).

[1]	NTD: This should be the maximum number of shares that can be delivered upon achievement of maximum performance.
[2]	NTD: This is usually March 15th after the end of a 3 year performance cycle. For awards granted in 2025, this would be March 15, 2029.

d. Notwithstanding the foregoing and regardless of whether the performance criteria set forth in Exhibit A have been achieved, in the event that a Change in Control occurs, then 100% of the Target Units shall immediately become Vested Units upon such termination.

e. For purposes of this Agreement, “Cause” shall have the meaning ascribed to it in the Participant’s employment or other written agreement with the Company, or if the Participant does not have any such agreement, “Cause” shall mean the occurrence of any of the following: (i) the Participant’s conviction of an act or acts of theft, embezzlement, fraud, or dishonesty; (ii) a willful or material misrepresentation by the Participant that relates to the Company or any of its Subsidiaries or has a negative impact on the Company or any of its Subsidiaries; (iii) any willful misconduct by the Participant with regard to the Company or any of its Subsidiaries; (iv) the Participant’s conviction of, or pleading nolo contendere or guilty to, a felony or misdemeanor (other than a minor traffic infraction) that is reasonably likely to cause damage to the Company or any of its Subsidiaries or the reputation of the Company or any of its Subsidiaries; (v) the failure or refusal of the Participant to follow the lawful directions of the Company or any of its Subsidiaries; or (vi) a material breach by the Participant of this Agreement or any other agreement between the Participant and the Company or any of its Subsidiaries. Whether an event shall constitute Cause pursuant to this Agreement shall be determined in the Company’s sole discretion.

4. Dividend Equivalents. The Company also grants to the Participant a Dividend Equivalent Right with respect to the Vested Units, whereby if on any date the Company shall pay any dividend or other distribution on Common Stock (other than a dividend in Common Stock), then with respect to each Vested Unit, an amount equal to the amount of the dividend or distribution per share of Common Stock shall be credited to the account of the Participant maintained on the books of the Company (the “Dividend Equivalents”), and shall be paid to the Participant (in cash or Common Stock, in the discretion of the Committee) at the time Vested Units are converted in accordance with Section 5 below. If the underlying Awarded Units are forfeited, the Participants shall have no right to the Dividend Equivalents related to such forfeited Awarded Units and shall forfeit such Dividend Equivalents as well.

5. Delivery of Common Stock and/or Cash. Subject to the provisions of the Plan and this Agreement, including, without limitation, Section 30 below, the Vested Units shall be converted into the number of whole shares of Common Stock equal to the number of Vested Units and the Company shall electronically register such shares of Common Stock and/or cash in the Participant’s name (or in the name of his or her estate or beneficiary) or deliver certificates for the such shares of Common Stock and/or cash to the Participant in accordance with the following schedule:

a. March 15, 20__; or

b. If earlier, the date of the Participant’s Termination of Service without Cause on or after a Change in Control;

provided, however, that the Committee, in its sole discretion, may approve, following a written request from the Participant, that the Vested Units be converted into (i) a cash payment equal to the Fair Market Value of the Vested Units, or (ii) any combination of cash and/or whole shares of Common Stock. Any Common Stock or cash (plus any Dividend Equivalents credited to the Participant with respect to such Vested Units) shall be delivered to the Participant or the Participant’s personal representative in accordance with the schedule set forth above.

To the extent an Awarded Unit does not vest in accordance with the provisions of Section 3 hereof by March 15, 20__, such Awarded Unit shall be forfeited and no shares of Common Stock shall be delivered with respect to such forfeited Awarded Unit.

6. Who May Receive Common Stock and/or Cash with Respect to Vested Units. During the lifetime of the Participant, the Common Stock and/or cash received upon conversion of the Vested Units may only be received by the Participant or his or her legal representative. If the Participant dies prior to the date his or her Awarded Units are converted into shares of Common Stock and/or cash as described in Section 4 above, the Common Stock and/or cash relating to such converted Awarded Units may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

7. Rights as Stockholder. The Participant will have no rights as a stockholder with respect to the Awarded Units until the issuance of a certificate or certificates to the Participant or the registration of such shares of Common Stock in the Participant’s name. The Awarded Units shall be subject to the terms and conditions of this Agreement.

8. No Fractional Shares. Awarded Units may be converted only with respect to full shares, and no fractional share of Common Stock shall be issued.

9. Non-Assignability. The Awarded Units are not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

10. The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Awarded Units subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

11. Adjustment of Number of Awarded Units and Related Matters. The number of shares of Common Stock covered by the Awarded Units shall be subject to adjustment in accordance with Articles 11-13 of the Plan.

12. Execution of Documents. The Participant hereby agrees to execute any documents requested by the Company in connection with the payment of any amount in connection with the Awarded Units pursuant to this Agreement.

13. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

14. The Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that the Company will not be obligated to register any shares of Common Stock in the Participant’s name or issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination by the Company under this Section 14 shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all Applicable Laws, rules and regulations.

15. Investment Representation. Unless the shares of Common Stock are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be acquired hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or states securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

17. Claims. The Participant’s sole remedy for any Claim shall be against the Company, and the Participant shall not have any claim or right of any nature against any Subsidiary of the Company or any stockholder or existing or former director, officer or Employee of the Company or any Subsidiary of the Company. The Participant hereby releases and covenants not to sue any person other than the Company over any Claims. The individuals and entities described above in this Section 17 (other than the Company) shall be third-party beneficiaries of the Plan and this Agreement for purposes of enforcing the terms of this Section 17.

18. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee, Contractor, consultant or Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee, Contractor, consultant or Outside Director at any time.

19. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

20. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

21. Entire Agreement. This Agreement, together with the Plan, supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter in this Agreement and constitute the only agreements between the parties with respect to the subject matter in this Agreement. All prior negotiations and agreements between the parties with respect to the subject matter in this Agreement are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties represent that they are relying solely and only on their own judgment in entering into this Agreement.

22. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

23. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein.

24. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties (electronically or otherwise); provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

25. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

26. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

27. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

AleAnna, Inc.

300 Crescent Court, Suite 1860

Dallas, TX 75201

Attn: [____________]

b. Notice to the Participant shall be addressed and delivered to the most recent address in the Company’s records.

28. Clawback. The Participant acknowledges, understands and agrees, with respect to any shares of Common Stock delivered to the Participant (or registered in the Participant’s name) pursuant to this Agreement, that such shares of Common Stock shall be subject to recovery by the Company, and the Participant shall be required to repay such compensation or shares of Common Stock, in accordance with the Company’s recoupment or clawback policy, as in effect from time to time. The Participant further acknowledges, understands, and agrees that the Board retains the right to modify the Company’s recoupment or clawback policy at any time.

29. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, including, without limitation, any possible tax consequences of this Agreement in connection with Section 409A of the Code. Unless the Company otherwise consents in writing to an alternative withholding method, the Company, or if applicable, any Subsidiary (for purposes of this Section 29, the term “Company” shall be deemed to include any applicable Subsidiary) shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion and prior to the date of conversion, require the Participant receiving shares of Common Stock upon conversion of Awarded Units to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payment must be made prior to the delivery of any certificate representing, or the registration of such shares in the Participant’s name for, such shares of Common Stock, as follows: (i) if the Participant is a Reporting Participant and/or is subject to the preclearance requirements of the Company’s “Insider Trading Policy” at the time of conversion of Vested Units, then the tax withholding obligation must be satisfied by the Company’s withholding of a number of shares to be delivered upon the conversion of such Vested Units, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment (the “Net Settlement of Shares”), provided that, the Committee (excluding the Participant if the Participant is a member of the Committee) may, in its sole discretion, instead require the satisfaction of the tax withholding obligation in accordance with (ii)(A), (ii)(B) or (ii)(D) below; or (ii) if the Participant is neither a Reporting Participant nor subject to the preclearance requirements of the Company’s “Insider Trading Policy” at the time of conversion of such Vested Units, then such payment may be made (A) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; (B) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding payment; (C) if the Company, in its sole discretion, so consents in writing, by the Net Settlement of Shares; or (D) any combination of (A), (B), or (C). Notwithstanding the foregoing, the Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant or withhold the number of shares to be delivered upon the conversion of the Awarded Units with an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares) the required tax withholding obligations of the Company; provided, however, if the Participant is a “specified employee” as defined in § 1.409A-1(i) of the final regulations under Section 409A of the Code who is subject to the six months delay provided for in Section 30 below, the Company shall withhold the number of shares attributable to the employment taxes on the date of the Participant’s Termination of Service and withhold the number of shares attributable to the income taxes on the date which occurs six months following the date of the Participant’s Termination of Service (or, if earlier, the date of death of the Participant).

30. Section 409A.

a. To the extent (i) any shares of Common Stock to which the Participant becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with the Participant’s termination of employment with the Company constitutes deferred compensation subject to Section 409A of the Code; (ii) the Participant is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (iii) at the time of the Participant’s separation from service the Company is publicly traded (as defined in Section 409A of the Code), then such shares of Common Stock (other than any delivery of Common Stock permitted by Section 409A of the Code to be paid or delivered within six months of the Participant’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following the Participant’s separation from service or (y) the date of the Participant’s death following such separation from service. Upon the expiration of the applicable deferral period, any shares of Common Stock which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Section 30 (together with, as applicable, accrued interest thereon) shall be delivered to the Participant or the Participant’s beneficiary in one lump sum.

b. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” (within the meaning of Section 409A of the Code).

c. It is intended that this Agreement comply with the provisions of Section 409A of the Code so as to not subject the Participant to the payment of additional interest and taxes under Section 409A of the Code, and in furtherance of this intent, this Agreement shall be interpreted, operated and administered in a manner consistent with these intentions.

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[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

ALEANNA, INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Signature Page to Performance RSU Agreement

EXHIBIT A

Exhibit A to Plan Performance RSU Award Agreement	Page 1